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                                                                    EXHIBIT 99.1



                                     FORM OF

                     HARLEY-DAVIDSON MOTORCYCLE TRUST [___]

                         ______________________________

                         AGREEMENT TO DEPOSIT CONTRACTS

                                     Between

                     HARLEY-DAVIDSON CUSTOMER FUNDING CORP.

                               AS TRUST DEPOSITOR

                                       AND

                               [_________________]

                                   As Trustee

                                   dated as of

                                     [______]

                         ________________________________


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                         AGREEMENT TO DEPOSIT CONTRACTS
                                TABLE OF CONTENTS


ARTICLE I           DEFINITIONS..................................................1
         Section 1.01.     ......................................................1

ARTICLE II          AGREEMENT TO DEPOSIT CONTRACTS...............................2
         Section 2.01.     Deposit of Contracts..................................2
         Section 2.02.     Remedy for Breach.....................................2

ARTICLE III         CARRYING CHARGES.............................................2
         Section 3.01.     Payment of Carrying Charges...........................2
         Section 3.02.     Demand on Collateral Agent............................2

ARTICLE IV          MISCELLANEOUS PROVISIONS.....................................3
         Section 4.01.     Amendments; Waivers...................................3
         Section 4.02.     Severability..........................................3
         Section 4.03.     Nonpetition Covenant..................................3
         Section 4.04.     Notices...............................................3
         Section 4.05.     Governing Law.........................................4
         Section 4.06.     Limitation of Trustee Responsibility..................5
         Section 4.07.     Counterparts..........................................5
         Section 4.08.     Headings..............................................5


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         AGREEMENT TO DEPOSIT CONTRACTS dated as of [_____], between
Harley-Davidson Customer Funding Corp., as Trust Depositor (the "TRUST DEPOSITOR"), and [_________________], as Trustee (the "TRUSTEE").

         WITNESSETH that:

         WHEREAS, the Trust Depositor has acquired and, concurrently with the execution and delivery hereof and pursuant to a Pooling and Servicing Agreement, dated as of [_____] (the "POOLING AND SERVICING AGREEMENT"), has deposited, transferred, assigned and set over in trust to the Trustee certain Contract Assets in partial consideration of the Trust's issuance of the Certificates, which the Trust Depositor has sold to investor(s); and

         WHEREAS, the Trust Depositor has applied certain of the proceeds of such sale to pay for its purchase of Contract Assets on the Closing Date from the Seller, but will retain the remainder of the proceeds pending their application for the purchase of Subsequent Contracts from the Seller; and

         WHEREAS, the Trustee for the benefit of the Trust and the Certificateholders has issued the Certificates to or upon the order of the Trust Depositor, in consideration of the Trust Depositor's conveyance pursuant to the Pooling and Servicing Agreement of the Contract Assets and in consideration of the Trust Depositor's agreement hereunder to purchase and transfer the Subsequent Contracts and related assets to the Trust, and to pay certain Carrying Charges (as defined below); and

         WHEREAS, the Trust Depositor has agreed pursuant to the Security Agreement to secure the payment and performance of its obligations hereunder in accordance with the terms thereof;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Trust Depositor and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01. Capitalized terms used in this Agreement (including in the recitals above) and not specifically defined shall have the meaning given such terms in the Pooling and Servicing Agreement. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

         "CARRYING CHARGES" means the amount which the Trust Depositor is obligated to pay to the Trust hereunder in accordance with Section 3.01 below.

         "LIQUIDATED DAMAGES" means the amount which is payable as liquidated damages to the Trust hereunder in the event of the Trust Depositor's failure to timely transfer Subsequent Contracts to the Trust in accordance with Section
2.02 below.


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                                   ARTICLE II

                         AGREEMENT TO DEPOSIT CONTRACTS

         Section 2.01. Deposit of Contracts. The Trust Depositor hereby undertakes and agrees, not later than the end of the Funding Period, to acquire from the Seller by purchase for cash pursuant to one or more Subsequent Purchase Agreements, and thereupon transfer to the Trust pursuant to one or more Subsequent Transfer Agreements, Subsequent Contracts in an aggregate Principal Balance, as of the respective Subsequent Cutoff Dates, equal to $[____] which is equal to the amount deposited with the Collateral Agent on the Closing Date in respect of the Pre-Funded Amount. The Trust Depositor shall effect such purchases from the Seller using the funds on deposit in the Pre-Funding Account in accordance with the terms of the Security Agreement.

         Section 2.02. Remedy for Breach. If the Trust Depositor fails to perform the obligation described in Section 2.01 in its entirety by the end of the Funding Period, the Trustee shall take remedial action upon the expiration of the Funding Period by giving written notice of non-performance to the Trust Depositor, accompanied by written demand upon the Trust Depositor for the payment of liquidated damages ("LIQUIDATED DAMAGES") hereunder in respect of such non-performance. Such Liquidated Damages shall be payable immediately upon demand. Liquidated Damages shall in all events equal the amount then on deposit in the Pre-Funding Account, and such written demand shall concurrently be made upon the Collateral Agent as provided in Section 3.03 of the Security Agreement. The Trustee shall deposit all amounts received from the Collateral Agent in respect of Liquidated Damages into the Special Distribution Subaccount established under the Pooling and Servicing Agreement. The right to payment of Liquidated Damages from the Pre-Funding Account shall be the sole remedy of the Trustee for the Trust Depositor's failure to perform its obligations as described above.

                                   ARTICLE III

                                CARRYING CHARGES

         Section 3.01. Payment of Carrying Charges. The Trust Depositor hereby agrees to pay to the Trustee for the benefit of the Trust, immediately upon demand, Carrying Charges to the extent that the Trustee demands payment of such Carrying Charges in accordance with, and subject to the limitations of,
Section 8.03(b) of the Pooling and Servicing Agreement. No such Carrying Charges shall be payable on or after the second Payment Date succeeding the date on which the Pre-Funded Amount shall be zero.

         Section 3.02. Demand on Collateral Agent. The Trust Depositor agrees that the Trustee may effect demand for payment of Carrying Charges by making demand directly upon the Collateral Agent instead of the Trust Depositor, and consents to the Collateral Agent's payment of such Carrying Charges from amounts on deposit in the Interest Reserve Account.


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                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

         Section 4.01. Amendments; Waivers. No amendment, modification, waiver or supplement to this Agreement or any provision of this Agreement shall in any event be effective unless the same shall have been made or consented to in writing by each of the parties hereto and the Rating Agencies shall have received written notification of such amendment modification, waiver or supplement.

         Section 4.02. Severability. In the event that any provision of this Agreement or the application thereof to any party hereto or to any circumstance or in any jurisdiction governing this Agreement shall, to any extent, be invalid or unenforceable under any applicable statute, regulation or rule of law, then such provision shall be deemed inoperative to the extent that it is invalid or unenforceable and the remainder of this Agreement, and the application of any such invalid or unenforceable provision to the parties, jurisdictions or circumstances other than to whom or to which it is held invalid or unenforceable, shall not be affected thereby nor shall the same affect the validity or enforceability of any other provision of this Agreement.

         Section 4.03. Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, each of the parties hereto agrees that it shall not, prior to one year and one day after the Payment Date first occurring following the final disbursement of funds under the Security Agreement, acquiesce, petition or otherwise invoke or cause the Trust Depositor to invoke the process of the United States of America, any State or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case by or against the Trust Depositor or the Trust under a Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust Depositor or the Trust or all or any part of its property or assets or ordering the winding up or liquidation of the affairs of the Trust Depositor or the Trust. The parties agree that damages will be an inadequate remedy for breach of this covenant and that this covenant may be specifically enforced.

         Section 4.04. Notices. All notices, demands, certificates, requests and communications hereunder ("NOTICES") shall be in writing and shall be effective (a) upon receipt when sent through the U.S. mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, or (b) one Business Day after delivery to an overnight courier, or (c) on the date personally delivered to the party to which sent, or (d) on the date transmitted by legible telecopier transmission with a confirmation of receipt, in all cases addressed to the recipient as follows:

                  (i)      If to the Trust Depositor:

                           Harley-Davidson Customer Funding Corp.
                           4150 Technology Way
                           Carson City, Nevada  89706
                           Attention:  President


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                           Telecopier No.:  (775) 884-4469


                  (ii)     If to the Trustee:

                           __________________________
                           __________________________
                           __________________________

                           Telecopier No.:  ________________


                  (iii) If to the Collateral Agent:

                           __________________________
                           __________________________

                           Telecopier No.:  ________________


                  (iv)     If to Moody's:

                           Moody's Investor's Service, Inc.
                           99 Church Street
                           New York New York 10007
                           Attention: ABS Monitoring Department

                           Telecopier No.:  (212) 553-0344


                  (v)      If to Standard & Poor's:

                           Standard & Poor's Ratings Group, a
                           division of The McGraw Hill Companies
                           26 Broadway - 15th Floor
                           New York, New York 10004
                           Attention: Asset-Backed Securities Surveillance

                           Telecopier No.: (212) 208-1582

A copy of each notice given hereunder to any party hereto shall also be given to (without duplication), the Trust Depositor, the Trustee and the Collateral Agent. Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent notices shall be sent.

         Section 4.05. Governing Law. This Agreement shall be governed by and construed, and the obligations, rights and remedies of the parties hereunder shall be determined, in accordance with, the laws of the State of Illinois.


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         Section 4.06. Limitation of Trustee Responsibility. It is expressly understood and agreed by the parties hereto that (a) [_______________] is executing this Agreement not in its individual capacity but solely in its capacity as Trustee of the Trust pursuant to the Pooling and Servicing Agreement, and (b) in no case whatsoever shall [_______________] be personally liable on, or for any loss in respect of, any of the statements, representations, warranties, covenants, agreements or obligations of the Trust (if any) hereunder, all such liability, if any, being expressly waived by the parties hereto, except and to the extent such loss is caused by gross negligence, bad faith or willful misconduct of the Trustee.

         Section 4.07. Counterparts. This Agreement may be executed in two or more counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

         Section 4.08. Headings. The headings of sections and paragraphs and the Table of Contents contained in this Agreement are provided for convenience only. They form no part of this Agreement and shall not affect its construction or interpretation.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth on the first page hereof.

                                     HARLEY-DAVIDSON CUSTOMER FUNDING CORP.
                                     By _______________________________
                                     Printed Name:_____________________
                                     Title: ___________________________


                                     [___________________], as Trustee

                                     By ______________________________
                                     Printed Name:____________________
                                     Title:___________________________


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